UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 22, 2006

CENTRAL PACIFIC FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Hawaii	333-104783	99-0212597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

220 South King Street, Honolulu, Hawaii		96813
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (808) 544-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry Into of Material Definitive Agreement.

1.                                       On February 22, 2006, the Board of Directors of Central Pacific Financial Corp. (“Central Pacific”) approved, and Central Pacific executed, a Retirement Agreement (the “Retirement Agreement”) for Neal K. Kanda, President and Chief Operating Officer ( the “Executive”). The Retirement Agreement is designed to compensate Mr. Kanda for his departure from Central Pacific and provide him with the benefits to which he is entitled under the terms of the employment agreement dated September 9, 2004. The terms of the Retirement Agreement, which are contingent on the satisfactory performance of Mr. Kanda’s duties through March 31, 2006, are as follows:

a.                                       SERP Benefit. On or before January 5, 2007, Central Pacific will pay the Executive a Supplemental Employee Benefit (the “SERP Benefit”) in the amount of $293,182.

b.                                      Other Benefits. On various dates between May 1, 2006 and January 5, 2007 the Executive will receive various cash payments. The Executive will remain eligible for welfare and outplacement benefits.

c.                                       Vesting. The Executive’s stock options outstanding from 2002 and 2003 will become immediately exercisable upon his retirement and will remain exercisable for twelve months thereafter.

d.                                      Release. Central Pacific’s obligation to pay certain benefits is subject to the receipt from the Executive, by April 21, 2006, of a release in the form of Exhibit B to the Retirement Agreement.

The foregoing description is supplemented by reference to the Retirement Agreement, a copy of which is filed herewith as Exhibit 99.1 and incorporated herein by this reference.

Exhibit 9.01

Exhibit 99.1            Retirement Agreement of Neal K. Kanda dated February 22, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Central Pacific Financial Corp.

(Registrant)

Date: February 24, 2006	By:	/s/ Clint Arnoldus
Clint Arnoldus Chief Executive officer